BUSINESS FIRST NATIONAL BANK
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ________, SEPTEMBER __, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Business First National Bank Common Stock acknowledges receipt of a copy of the Notice of Special Meeting of Shareholders of Business First National Bank, and the accompanying Proxy Statement-Prospectus dated September __, 2007, and revoking any Proxy heretofore given, hereby constitutes and appoints Joanne Funari and Michael Behrman and each of them, with full power of substitution, as attorneys and proxies to appear and vote, in the manner indicated, all of the shares of Common Stock of Business First National Bank, a national banking association, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Special Meeting of Shareholders of Business First National Bank, to be held at the 1035 State Street Office of Business First National Bank, 1035 State Street, Santa Barbara, California, on ________, _______ __, 2007, at 5:30 p.m., local time or at any adjournments or postponements thereof, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement-Prospectus and to vote according to their discretion on all other matters which may be properly presented for action at the Special Meeting or any adjournments or postponements thereof.

1. To approve the Agreement to Merge and Plan of Reorganization dated as of May 29, 2007 (the “Agreement”), by and between Heritage Oaks Bancorp and Business First National Bank, and a related agreement of merger by and between Business First National Bank and Heritage Oaks Bank, which provide for the merger of Business First National Bank with and into Heritage Oaks Bank, with Heritage Oaks Bank to be the surviving corporation; and for each outstanding share of Business First National Bank Common Stock, exclusive of shares held by shareholders of Business First National Bank who exercise dissenters’ rights, to be converted into the right to receive 0.5758 shares of Heritage Oaks Bancorp common stock and $3.44 in cash, subject to adjustment as set forth in the Agreement.

FOR	AGAINST	ABSTAIN

2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE MERGER, THE AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENTS. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSAL NO. 1.

SHAREHOLDER(S)	No. of Common Shares
____________________________	________________________
____________________________	________________________

DATE: ________________ Please date and sign exactly as your name(s) appears.

When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

I/We do ____ or do not ____ expect to attend this meeting.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

IF THE MERGER IS APPROVED, SHAREHOLDERS WILL RECEIVE APPROPRIATE INSTRUCTIONS FOR EXCHANGING THEIR STOCK CERTIFICATES. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME.